UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330

Carmel, IN 46032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2024, Neuraxis, Inc. (the “Company”) entered into securities purchase agreements (the “SPAs”) with three related investors (the “Investors”) for the issuance and purchase of a total of 2,100,840 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) for an aggregate purchase price of approximately $5 million (the “Transaction”). To facilitate the Transaction, the Company has agreed to file an amendment to the Certificate of Designation of Series B Preferred Stock with the State of Delaware to increase the authorized shares designated as Series B Preferred Stock from 4,000,000 to 5,000,000, and to extend the right to receive dividends of the Series B Preferred Stock from June 30, 2025 to December 31, 2026.

The transaction closed on November 13, 2024.

As previously reported, the Series B Preferred Stock is convertible at any time into shares of the Company’s common stock without any further consideration and ranks senior to the Common Stock with respect to payments upon the liquidation, dissolution and winding up of the Company. The stated value of the Series B Preferred Stock is $2.38 per share.

In connection with the SPAs and the issuance of the Series B Preferred Stock, the Company expects to enter into Registration Rights Agreements with the Investors (the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the Company must file a resale registration statement with the Securities and Exchange Commission (the “Commission”) within 30 days of executing the definitive documents and cause such registration statement to be declared effective by the Commission within 60 days from the closing date of the Transaction, or in the case of full review by the Commission, 90 days from the closing date. In the event of any breach of the filing deadlines, on each such default event and on each monthly anniversary of the event, the company must pay the investor partial liquidated damages equal to 1% of the subscription amount in cash, up to a maximum of 6% of the aggregate subscription amount. If the company fails to pay these liquidated damages within 7 days, it will incur interest at a rate of 18% per annum. The Registration Rights Agreements also provide the Investors with certain piggyback registration rights.

The foregoing description of the SPAs and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Amendment, the SPAs, and the Registration Rights Agreements, a copy of which are filed with this current report on Form 8-K as Exhibits 10.1 and 10.2 hereto and are hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the issuance of the Series B Preferred Stock shares required by this Item 3.02 is set forth in Item 1.01 above and is incorporated herein by reference. The issuance of the he Series B Preferred Stock shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients are accredited investors. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer